Exhibit 99.1

Workday Completes Acquisition of Adaptive Insights

Planning Leader to Operate as Adaptive Insights, a Workday Company; Combination to Accelerate

Customers’ Finance and Business Transformations

PLEASANTON, Calif. — (Globe Newswire– Aug. 1, 2018) — Workday, Inc. (NASDAQ:WDAY), a leader in enterprise cloud applications for finance and human resources, has completed its acquisition of Adaptive Insights, a leading cloud-based company for modernizing business planning. With Adaptive Insights now part of Workday, customers will be equipped to better plan, execute, and analyze across the enterprise all in one system — the leading cloud platform to drive their financial and business transformations. The company will operate as Adaptive Insights, a Workday company, with Adaptive Insights CEO Tom Bogan reporting to Workday Co-founder and CEO Aneel Bhusri.

Comments on the News

“Running a business that stands the test of time requires a strategic approach to planning supported by the right tools and a trusted partner. That’s why I couldn’t be more excited to officially welcome Adaptive Insights into the Workday family,” said Aneel Bhusri, co-founder and CEO, Workday. “With this incredible team and technology unified with Workday, we will set the new standard for financial and business planning – with one system that equips customers with the intelligence they need to make more accurate decisions that drive future success.”

“Adaptive Insights was founded with a vision to create a cloud planning platform that would free people to do their best work, and we’re doing that for more than 3,800 companies of all sizes,” said Tom Bogan, CEO, Adaptive Insights. “Now, as part of Workday, we’re able to further our vision and continued innovation with our Business Planning Cloud, while remaining true to our values and focus on employees and customers. I’m excited for all the great things we’ll be able to achieve together.”

“With Adaptive Insights as part of Workday, organizations will have a more comprehensive planning system that further fuels finance and business transformation to drive competitive advantage,” said Mickey North Rizza, program vice president, Enterprise Applications & Digital Commerce, IDC. “The office of finance is undergoing significant digital transformation as the back office is finally reaching parity with the front office, creating a new digital core across the enterprise. As part of this shift, finance teams require a robust central planning system that provides the insights to help them grow and compete in real time.”

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, and analytics applications designed for the world’s largest companies, educational institutions, and government agencies. Organizations ranging from medium-sized businesses to Fortune 50 enterprises have selected Workday.

About Adaptive Insights

Adaptive Insights, a Workday company, powers a new generation of business planning, transforming the planning process into a strategic advantage for more than 3,800 organizations around the world with powerful modeling that’s easy for everybody who plans. The Adaptive Insights Business Planning Cloud platform enables organizations of all sizes to adapt to changing business conditions with confidence and agility. Adaptive Insights is headquartered in Palo Alto, CA.

Forward-Looking Statements

This press release contains forward-looking statements related to Workday, Adaptive Insights, and the acquisition of Adaptive Insights by Workday that are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Forward-looking statements in this communication include, among other things, statements about the potential benefits and effects of the proposed transaction, Workday’s plans, objectives, expectations and intentions, and the financial condition, results of operations and business of Workday. Risks include, but are not limited to: (i) risks related to Workday’s ability to successfully integrate Adaptive’s operations; (ii) failure to achieve the expected benefits of the transaction; (iii) Workday’s ability to implement its plans, objectives and other expectations with respect to Adaptive Insights’ business; (iv) negative effects of the announcement or the consummation of the transaction on Workday’s business operations, operating results or share price; (v) significant transaction costs; (vi) unknown liabilities; (vii) breaches in our security measures, unauthorized access to our customers’ data or disruptions in our data center operations; (vii) our ability to manage our growth effectively; (ix) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, and marketing initiatives by our competitors; (x) the development of the market for enterprise cloud services; (xi) acceptance of our applications and services by customers; (xi) adverse changes in general economic or market conditions; (xii) delays or reductions in information technology spending; (xiv) changes in sales, which may not be immediately reflected in our results due to our subscription model, and (xv). additional risks included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-Q for the fiscal quarter ended April 30, 2018 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2018. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Investor Relations Contact:

Michael Magaro, Workday

+1 (925) 379-6000

Michael.Magaro@Workday.com

Media Contacts:

Jeff Shadid, Workday

+1 (405) 834-7777

Jeff.Shadid@Workday.com

Diane Orr, Adaptive Insights

+1 (650) 422-7334

Dorr@Adaptiveinsights.com